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                                     BYLAWS OF

                             FIRST MUTUAL SAVINGS BANK


                                     ARTICLE I

                                    SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the principal office of the Bank or at such other place within or without the State of Washington as the Board of Directors may determine and as designated in the notice of such meeting.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Bank for the election of Directors and for the transaction of any other business of the Bank shall be held annually on the fourth Thursday in each April, unless that date is a legal holiday, in which case the meeting shall be held on the first business day thereafter, or at such other date and time prior to May 15 as the Board of Directors may determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called at any time by the President, or a majority of the Board of Directors and shall be called by the President or the Secretary upon the written request of the holders of not less than one-fourth of all the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the place and purpose or purposes of the meeting and shall be delivered at the principal office of the Bank addressed to the President or the Secretary. Except as otherwise determined by the Board of Directors, such written request must be received by the President or Secretary more than sixty days in advance of the date of the special meeting. Without limitation, the Board of Directors, through the rules adopted, and the Chairman of the meeting in the conduct thereof, may restrict or limit attendance, the debate of issues and the question period to allow the efficient conduct of the meeting and the accomplishment of the essential business to come before the meeting.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with such rules as may be established by the Board of Directors or these Bylaws. The Board of Directors shall designate, when present, the President to preside at such meetings.

     SECTION 5. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered by the Secretary or the officer performing his duties, not less than ten days nor more than sixty days before the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the

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shareholder at his address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this
Article I, with postage thereon prepaid. If a shareholder be present at a meeting, or in writing waive notice thereof before or after the meeting, notice of the meeting to such shareholder shall be unnecessary. When any shareholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than sixty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     SECTION 7. QUORUM. One-third of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a lawful meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven months from the date of its execution.

     In order to be valid, any proxy form not supplied by the Bank must contain all the identifying information found on the Bank's form of proxy and must be presented to the Secretary before the beginning of the meeting. A presented proxy or other written direction which revokes a proxy previously delivered to the Bank must so state. Votes may only be cast by proxy delivered prior to the meeting, or by full completion of a written ballot supplied by the Bank during the meeting. A vote properly cast at the meeting will revoke any previous proxy cast on the issue in question.

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     SECTION 9.  VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS.  When
ownership of stock stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another bank may be voted by any officer, agent or proxy as the Bylaws of such bank may prescribe, or, in the absence of such provision, as the Board of Directors of such bank may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a Director may be voted by him, either in person or by proxy, but no Director shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Bank, nor shares held by another bank, if a majority of the shares entitled to vote for the election of directors of such other bank is held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 11. VOTING. Every shareholder entitled to vote at any meeting shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in the Articles of Incorporation, by Statute, or by these Bylaws, a majority of those votes cast by shareholders at a lawful meeting shall be sufficient to pass on a transaction or matter.

     SECTION 12. SHAREHOLDER PROPOSALS. All shareholders shall be entitled to consider all matters upon which they are entitled to vote. Accordingly, proposals from shareholders shall not be considered at an annual meeting unless they are submitted to the Secretary of the Bank in writing not later than the first day of December preceding the annual meeting at which the matter is proposed for consideration, or such earlier date as the Board determines is the date 120 calendar days in advance of the date one year later than the date of mailing the previous year's proxy statement. No proposals from the floor of an annual meeting shall be entertained. The Bank shall give notice of any shareholder proposal timely received in its notice of the annual

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meeting.  No proposal shall be considered at a special meeting unless it is included in the notice thereof.

     SECTION 13. NOMINATING COMMITTEE. The Board of Directors, or such committee of the members of the Board of Directors as it may appoint for the purpose, shall act as the nominating committee of the Bank. The Secretary shall serve as secretary for the nominating committee. The nominating committee shall be solely responsible for reviewing, determining the eligibility of, and the qualification of candidates to serve on the Board of Directors, including consideration of all of the requirements of law. If the entire Board of Directors serves as the nominating committee, it shall determine the slate of candidates. If the nominating committee is composed of fewer than all Directors, it shall recommend to the full Board of Directors the candidates to fill vacancies on the Board of Directors and the slate of nominees for election as directors at the annual meeting.

     The work of the nominating committee shall be conducted at one or more meetings within the fourth calendar quarter of each year, and at such other meetings as it finds advisable. The committee shall consider for nomination as Directors individuals recommended by shareholders if such nominations are received by the committee in writing on or prior to October 15 of the year preceding the annual meeting at which consideration of said nominee is desired. No nominations from the floor of any annual meetings shall be entertained, and any vote for a nominee not reviewed and recommended by the nominating committee shall be void and not counted.

     SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Bank at least twenty days before the date of the annual meeting, or in the case of a shareholder proposal within the time stated at bylaw 12 of this Article I, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

                                     ARTICLE II

                                 BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Bank shall be managed under the direction of, its Board of Directors.

     SECTION 2. NUMBER, TERM AND ELECTION. The Board of Directors shall consist of not less than nine members nor more than thirty members, as shall from time to time be determined by resolution of the Board of Directors. The Board of Directors shall be divided into three

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classes as nearly equal in term as possible.  The members of each class shall be elected by the shareholders for a term of three years and until their successors are elected and have qualified. One class shall be elected by ballot annually.

     SECTION 3. PLACE OF MEETINGS; PARTICIPATION. All meetings of the Board shall be held at the principal office of the Bank in Bellevue, Washington, or such other place within or without the State of Washington as may be approved by a majority of the Board of Directors. Whenever permitted by the chairman of the meeting, members of the Board of Directors may participate in board meetings or committee meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

     SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at 3:00 p.m. on the fourth Thursday of each month unless that date is a legal holiday, in which case the meeting shall be held on the first business day thereafter at the same hour. The President, with the approval of the majority of the Board, and upon notice as provided in Section 6 of this Article, may change the date of any regular meeting to any other day, or hour of the day, within the month provided for such meeting, and may change the place thereof if such approval is given as provided in Section 3 of this Article.

     SECTION 5. SPECIAL MEETINGS. A special meeting of the Board of Directors may be called at any time by the President when in his or her opinion it is necessary or expedient, or by the Secretary on the written request of three (3) members of the Board.

     SECTION 6. NOTICE OF MEETING. Notice of a special, or change of regular, meeting of the Board shall be given by the Secretary by mail, telegraph or telephone of the time, place and purpose of the meeting, to each Director at his or her last known Post Office address in time to enable the Director, after receipt thereof, to conveniently reach the place of meeting at the appointed time; provided that notice of any meeting at other than the Bank's principal office shall not be less than 48 hours prior to the meeting. Attendance by a Director at a meeting shall constitute a waiver of notice thereof, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 7. QUORUM. A quorum at any regular or special meeting of the Board shall consist of a majority of the whole Board of Directors then serving, but not less than five (5) members thereof; but less than a quorum shall have power to adjourn any meeting of the Board, from time to time, until the next regular meeting hereof.

     SECTION 8. ORGANIZATION. Unless the Board of Directors shall by resolution otherwise provide, the Chairman shall act as chairman at all meetings of the Board of Directors and such other officer or Director as maybe designated by the Board shall act as secretary at all such meetings.

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     SECTION 9.  MANNER OF ACTING.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by these Bylaws or the Articles of Incorporation.

     SECTION 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors. Such consent shall have the same effect as a unanimous vote.

     SECTION 11. VACANCIES. Any vacancy occurring in the Board of Directors, whether resulting from the resignation or inability to serve of an existing Director or from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors although less than a quorum of the Board of Directors. A Director elected to fill a vacancy resulting from the resignation or inability to serve (including by reason of death) of an existing Director shall serve for the remainder of the term of the resigning, deceased or incapacitated Director. A Director elected to fill a vacancy resulting from an increase in the number of Directors shall serve until the next election of Directors by the shareholders. The existence of a vacancy on the Board of Directors shall not impair the authority of the remaining Directors to act in any manner authorized by law.

     SECTION 12. REMOVAL OF DIRECTORS. A Director may be removed from office for the causes and in the manner provided by law.

     SECTION 13. QUALIFICATIONS. A person shall not be a Director of this Bank if that individual: (1) is not a resident of the State of Washington; (2) has been adjudicated a bankrupt or has taken the benefit of any insolvency law or has made a general assignment for the benefit of creditors; (3) has suffered a judgment for a sum of money which has remained unsatisfied of record or unsecured on appeal for a period of more than three months; (4) is a director, officer, clerk or other employee of any other savings bank; or (5) is a director of a bank, trust company, or national banking association, a majority of the Board of Directors of which are Directors of this Bank. Except as provided in
Section 14 of these Bylaws, no person shall be eligible for election as a Director of this Bank who is seventy-five (75) years of age or more, and no person shall be a Director of this Bank solely by reason of holding public office.

     SECTION 14. AGE LIMITATIONS. A Director shall retire from the Board of Directors upon attaining age seventy-five. Upon retiring from the Board of Directors, a Director with ten years or more service may be elected to the honorary position of Director Emeritus. A Director Emeritus may attend meetings of the Board and take part in discussions, and serve on such committees of the Board as may be determined from time to time, but shall not vote on any matters or otherwise be considered a Director of this Bank for any other purpose.

     SECTION 15. COMPENSATION OF DIRECTORS. The Board of Directors shall fix the compensation for Directors by affirmative vote of a majority of all the Directors. A Director

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receiving compensation from the Bank for service as an officer shall not receive any additional compensation from the Bank for service as a Director.

     SECTION 16. CHAIRMAN OF THE BOARD. The Board of Directors may elect a Chairman and Vice-Chairman of the Board. The Chairman of the Board of Directors shall preside at meetings of the Board of Directors.

     SECTION 17. EMERGENCY IN THE EVENT OF DISASTER. In the event there shall occur and be declared by appropriate governmental authority a state of disaster which shall be of such severity as to prevent the conduct and management of the affairs and business of the Bank by its Board and officers as otherwise provided in these Bylaws, any three (3) available Directors shall constitute a Special Committee for the full conduct and management of the affairs and business of the Bank and any two (2) shall constitute a quorum of such committee. If, in any emergency, any authorized place of business of this Bank shall be unable to function because of this emergency, the business ordinarily conducted at such location may be relocated elsewhere, in addition to or in lieu of the locations theretofore authorized.

                                    ARTICLE III

                                     COMMITTEES

     SECTION 1. STANDING AND OTHER COMMITTEES. Standing or temporary committees, subcommittees and advisory boards may be elected from its own number by the Board of Directors from time to time by resolution of the Board of Directors. The Board of Directors may from time to time vest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. All committees so elected shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors or any member thereof of any responsibility imposed by law.

     SECTION 2. AUDIT COMMITTEE. At the annual meeting of the Board each year, an Audit Committee of not less than three Directors, none of whom shall be officers or salaried employees of the Bank, shall be elected. It shall be the duty of the Audit Committee to guide and review the work of the Bank's accounting department and to examine the results of the periodic audit of the records and affairs of the Bank for the purpose of determining the Bank's true financial condition. The Audit Committee may employ such assistance as it deems necessary, including the services of an independent certified public accounting firm, to perform such examinations on behalf of the Committee. A report of the result of each such examination shall be presented to the Board of Directors at its regular meeting which shall be held within thirty (30) days after completion of such examinations. The Audit Committee shall make such other examinations as the Board of Directors may require.

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     SECTION 3.  INVESTMENT COMMITTEE.  At each annual meeting, the Board of
Directors shall elect an Investment Committee consisting of not less than two persons, who shall be Directors of the Bank. The duties of the Investment Committee shall be fixed by resolution of the Board of Directors. The number of persons to be elected to the Investment Committee shall be such as shall be provided from time to time by resolution of the Board of Directors, but in no event fewer than two.

     SECTION 4. QUORUM. A quorum for the Investment Committee is as stated in the Loan Policy. For other committees, a majority of the members of a committee then serving shall be necessary at all meetings to constitute a quorum for the transaction of business.

     SECTION 5. VACANCIES. In case of death, resignation or incapacity of any member of a committee, that member's place shall be filled for the remainder of the term as soon as practicable in the manner prescribed for original selection.

                                     ARTICLE IV

                               OFFICERS AND EMPLOYEES

     SECTION 1. OFFICER DESIGNATIONS. The Board of Directors shall elect from their number a Chairman of the Board and a Vice-Chairman of the Board. In addition, the Directors shall elect from their number, or otherwise, a President, and other officers having the title Executive Vice-President, Senior Vice-President, Vice-President or Assistant Vice-President.

     SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have all powers and perform the duties incidental to the office or those assigned to the Chairman from time to time by the Board of Directors. Unless otherwise provided by the Board at any time, or from time to time, the Chairman of the Board shall also be the Chief Executive Officer of the Bank and shall exercise overall general supervision over its officers, business and affairs.

     SECTION 3. PRESIDENT. The President shall be the Chief Executive Officer of the Bank if the Chairman of the Board is not and shall, subject to the direction of the Board, have such authority and such duties as shall be determined from time to time by the Board of Directors. The President shall also preside over meetings of the Board in the absence of the Chairman of the Board and the Vice Chairman of the Board.

     SECTION 4. VICE PRESIDENTS. The Executive Vice-President, Senior Vice-President, other Vice Presidents and Assistant Vice-Presidents as may be designated at any time or from time to time shall perform such duties and exercise such authority as may be designated by the Board of Directors, the Chairman of the Board or the officer of the Bank assigned to supervise the activities of such officer.

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     In the absence or disability of the Chairman of the Board, the Vice
Chairman of the Board, and the President, the Executive Vice President, Senior Vice President and other Vice Presidents shall perform the duties of those officers in the order of their priority of status.

     SECTION 5. SECRETARY. The Secretary shall attend meetings of the Board and the meetings of such committees of the Board as may be requested and keep the minutes of such meetings. The Secretary shall give such notices to the Directors as may be required by law or by these Bylaws and shall have the custody of the corporate seal and the contracts, papers and documents belonging to the Bank. The Secretary shall have such powers as usually appertain to the office of Secretary and perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board or the President. The Assistant Secretary or Assistant Secretaries, in the order designated by the Board, shall perform all of the duties of Secretary during the absence or disability of the Secretary and at other times may perform such other duties as are directed by the Board of Directors, the Chairman of the Board, the President or the Secretary.

     SECTION 6. TREASURER. The Treasurer shall have control of the money, securities and other property of the Bank and shall keep regular books of account. The Treasurer shall disburse the funds of the Bank in payment of the just demands against the Bank or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required in an account of all the Treasurer's transactions and of the financial condition of the Bank. The Treasurer shall perform all other duties incidental to the office or that are properly required of the Treasurer by the Board of Directors. The Assistant Treasurer or Assistant Treasurers, in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer and at other times may perform such other duties as are directed by the Board of Directors, the Chairman of the Board, the President or the Treasurer.

     SECTION 7. OTHER OFFICERS. Additional officers elected by the Board of Directors shall exercise such powers and perform such duties as shall be required by law or determined from time to time by the Board of Directors, the Chairman of the Board or the President.

     SECTION 8. DELEGATION. In the absence or inability to act of any officer of the Bank and of any person herein authorized to act in that officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any Director or other person whom it may select.

     SECTION 9. CONTRACTS AND SATISFACTIONS. Annually, or at other times as the Board of Directors shall determine, the Board shall by resolution fix and establish the authority of Bank officers in relation to the execution of commitment letters, releases and assignments of mortgages and other documents, and as to deeds, contracts and other instruments in writing to be made or executed by the Bank.

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     SECTION 10.  REPORT TO DIRECTORS.  The Board of Directors shall, by resolution duly recorded in the minutes, designate an officer or officers whose duty it shall be to prepare and submit to the Directors at each regular meeting of the Board a written statement of purchases and sales of securities and of loans made since the last regular meeting of the Board. The statement shall be in such form and contain such information as the Board shall determine from time to time.

     SECTION 11. TERM-REMOVAL. The officers of the Bank shall hold office until their successors are chosen and qualify. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, unless such removal is effected following written notice of objection to such officer by the Supervisor of Banks.

     SECTION 12. VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

     SECTION 13.  COMPENSATION.  The Board of Directors from time to time:

          (1) Shall fix and determine the salary and other compensation and benefits of officers, employees, agents and representatives of the Bank;

          (2) May delegate to the Chief Executive Officer, any other officer or such committees or boards as it may specify the authority and duty to determine the salary and other compensation and benefits of officers, employees, agents and representatives of the Bank, except as otherwise expressly provided in these Bylaws;

          (3) May authorize or provide for employment contracts with officers, employees, agents and representatives of the Bank and may provide for retirement, pension, insurance, disability and other benefits as the Board of Directors may deem appropriate to the extent not prohibited by law.

     SECTION 14. UNAUTHORIZED COMPENSATION. If an officer or employee of this Bank receives any commission on any loan made by this Bank which that individual is not authorized by the Board to retain, the officer or employee shall immediately pay the same over to the Bank.

     SECTION 15.  RESTRICTIONS ON OFFICERS.  An officer of this Bank shall not:

          (1) Personally or as agent or partner of another, directly or indirectly, use any of the funds or deposits held by this Bank, except to make such current and necessary payments as are authorized by the Board;

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          (2)  Receive, directly or indirectly, and retain any commission on or benefit from any loan made by this Bank or pay or emolument for services rendered to any borrower by the Bank in connection with such loan, except as authorized by the Board;

          (3) Become an endorser, surety or guarantor or in any manner an obligor for any loan made by the Bank; or

          (4) Personally or as agent or partner of another, directly or indirectly, borrow any of the funds or deposits held by the Bank or become the owner of real property upon which the Bank holds a mortgage. For purposes of this provision, a loan to or a purchase by an organization in which such officer is the owner of a fifteen percent equity interest or in which that officer and other officers of the Bank hold a twenty-five percent equity interest shall be deemed a loan to or a purchase by such officer within the meaning of this provision, unless the loan to or purchase by such organization occurred without such officer's knowledge or against such officer's protest. A deposit in a bank shall not be deemed a loan within the meaning of this provision.

     SECTION 16. FIDELITY BONDS. The Board of Directors by resolution may require any and all of the officers and employees of the Bank to give bonds to the Bank, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices and to comply with such other conditions as may from time to time be required by the Board of Directors. Such security may be accepted from any company authorized to furnish fidelity bonds and doing business under the laws of the State of Washington, and premiums therefor may be paid as a necessary expense of the Bank.

                                     ARTICLE V

            INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS


     SECTION 1.  DEFINITIONS.  As used in this article:

     A. "Action" means any actual or threatened claim, suit or proceeding, whether civil, criminal, administrative or investigative.

     B. "Another Enterprise" means a corporation (other than the Bank), partnership, joint venture, trust, association, committee, employee benefit plan or other group or entity.

     C. "Bank" means First Mutual Savings Bank and any predecessor to it and any constituent corporation (including any constituent of a constituent) absorbed by the Bank in a consolidation or merger.

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     D.   "Director or Officer" means each person who is serving or who has served as a director or officer of the Bank or, at the request of the Bank, as a director, officer, partner, trustee, employee or agent of Another Enterprise.

     E. "Indemnitee" means each person who was, is or is threatened to be made a party to or is involved (including without limitation, as a witness) in an Action because the person is or was a Director or Officer of the Bank.

     F. "Loss" means loss, liability, expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement, actually and reasonably incurred or suffered by Indemnitee in connection with an Action.

     SECTION 2. RIGHT TO INDEMNIFICATION. The Bank shall indemnify and hold each Indemnitee harmless against all Loss except for Losses arising out of: (a) the Indemnitee's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) the Indemnitee's approval of certain distributions or loans by such Indemnitee which are finally adjudged to be in violation of RCW 23A.08.450, or (c) any transaction in which it is finally adjudged that the Indemnitee personally received a benefit in money, property or services to which the Indemnitee was not legally entitled. Except as provided in Section 4 of this Article, the Bank shall not indemnify an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless such Action (or part thereof) was authorized by the Board of Directors of the Bank. If, after the effective date of this Article, the Washington Business Corporation Act is amended to authorize further indemnification of directors or officers, then Directors and Officers of this Bank shall be indemnified to the fullest extent permitted by the Washington Business Corporation Act, as so amended.

     SECTION 3.  BURDEN OF PROOF AND PROCEDURE FOR PAYMENT.

     A. The Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (including a claim for expenses incurred in defending any Action in advance of its final disposition, where the undertaking in B. below has been tendered to the Bank), and thereafter the Bank shall have the burden of proof to overcome the presumption that the Indemnitee is so entitled.

     B. The right to indemnification conferred in this Article shall include the right to be paid by the Bank all expenses (including attorneys' fees) incurred in defending any Action in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of an Action shall be made upon delivery to the Bank of an undertaking, by or on behalf of such Director or Officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or Officer is not entitled to be indemnified under this Article or otherwise.

     SECTION 4.  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under this
Article is not paid in full by the Bank within 60 days after a written claim has been received by the Bank, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be 20 days, the claimant may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Bank (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such Action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Bank (including its Board of Directors, its shareholders or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Indemnitee is not so entitled.

     SECTION 5. NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending an Action in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     SECTION 6. INSURANCE, CONTRACTS AND FUNDING. The Bank may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Bank or Another Enterprise against any expense, liability or loss, whether or not the Bank would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Bank may, without further corporate action, enter into contracts with any Director or Officer of the Bank in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

     SECTION 7. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE BANK. The Bank may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of an Action to employees and agents of the Bank with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and Officers of the Bank or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

     SECTION 8. CONTRACT RIGHT. Rights of indemnification under this Article shall continue as to an Indemnitee who has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right upon which each Director or Officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a Director or Officer of the Bank for or with respect to any acts or omissions of such Director or Officer occurring prior to such amendment or repeal.

     SECTION 9. SEVERABILITY. If any provision of this Article or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article, or the application of such provisions to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

     SECTION 10. FURTHER INDEMNIFICATION. Reference is made to the adoption of indemnity statutes at RCW 23B.08.500-600. To the extent these statutes, or any successor statute within the Washington Business Corporation Act or the Washington statutes pertaining to savings banks (RCW Title 32), as in effect from time to time, create rights of indemnification for officers and directors broader than contained in the balance of the bylaws within this
Article V, such additional or further indemnification is approved and made a part of this bylaw.

                                     ARTICLE VI

                     CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice President, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registered by a registrar, other than the company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for the like number of shares shall have been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Bank as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name of shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner thereof for all purposes.

                                    ARTICLE VII

                           SAVINGS ACCOUNTS AND DEPOSITS

     SECTION 1. ASSENT TO BYLAWS. Each depositor shall be deemed and considered as assenting to and bound by the rules and regulations of the Bank set forth in this Article VII and Article VIII of these Bylaws. Copies of these rules and regulations of the Bank shall be posted in a conspicuous place in each location where business of the Bank is transacted with depositors and furnished to depositors upon request.

     SECTION 2. DEPOSITS. Deposits in current funds, within the limits hereinafter prescribed, may be received at any time with the consent of the attending officers.

     SECTION 3. MINIMUM BALANCES AND SERVICE CHARGES. The Bank may receive on deposit for the use and benefit of depositors all sums of money offered for that purpose, subject to such limitations on amounts as the Bank may establish. Different types and classes of deposits and special regulations may be established by vote of the Board of Directors. The Bank may charge or deduct service charges and fees in such amounts as are posted in each location where business of the Bank is transacted with depositors.

     SECTION 4. TYPES AND FORMS OF DEPOSITS. This Bank may establish all types and forms of deposits, whether of an individual depositor, two or more depositors, groups of depositors, partnerships, corporations, associations, public bodies or others, which include but are not limited to the following:

     1. Deposits in the names of the depositor and another or others in joint form with right of survivorship.

     2. Deposits in the name of the depositor as trustee for another under a voluntary and revocable trust.

     3. Deposits in the name of the depositor and another in joint form with right of survivorship as trustee for another under a voluntary and revocable trust.

     4. Deposits in the name of, or on behalf of, a partnership or other form of multiple ownership enterprise.

     5. Deposits in the name of a corporation, society, or unincorporated association.

     6. Deposits maintained by a person, society or corporation as administrator, executor, guardian or trustee under a will or trust agreement.

     7. Deposits designated as community property of a marital community, whether in the name of either or both of the members of the community.

     8.   Deposits designated as separate property of the depositor.

     The type of account shall be determined by the terms of the contract of deposit between the depositor and the Bank. The contract of deposit shall be in writing and be signed by all persons who have a current right to payment of funds from an account. The Bank may restrict the form of ownership of any account in accordance with applicable law, regulation, or policy of the Bank. All deposits made by individuals shall be further governed by the provisions of chapter 30.22 RCW.

     This Bank may limit the aggregate amount which an individual or any corporation or society may have to its credit to such sums this Bank may deem expedient to receive and may in its discretion refuse to receive a deposit or may at any time return all or any part of any deposits or require the withdrawal of any interest. Any account in excess of One Hundred Thousand Dollars ($100,000.00) may only be accepted or held in accordance with such regulations as the Director of Financial Institution for the State of Washington may establish.

     SECTION 5. RECORDING OF DEPOSITS. Every deposit shall be regularly entered in the books of the Bank and also in the passbook furnished to the depositor upon opening an account. The issuance of a passbook by the Bank may be omitted for any account if a ledger record on which deposits, withdrawals and interest credited to the account are entered in lieu of maintaining a passbook, provided that a passbook shall be issued upon the request of any depositor. The bank may in its discretion, accept deposits for passbook accounts at authorized ATM terminals, through funds transfers, by mail or at unmanned deposit drops, without entering the deposit in the passbook furnished; PROVIDED that the deposit shall be entered at the next available opportunity upon production of the deposit receipt and passbook by any depositor.

     The Bank shall take or receive any instrument for the payment of money from a depositor (usually in the form of a check but herein referred to as an "item"), only as a collecting agent of the depositor, whether or not the item is negotiable, as an accommodation for the convenience of the depositor. Funds for any item taken for collection of deposit shall be made available in accordance with the Bank's Funds Availability policy, however, the Bank may decline to pay any item until the Bank shall have received final settlement for the item in cash or solvent credits, except as otherwise limited by applicable law. If the Bank makes funds available for any item whether in the form of payment, credit or otherwise, such settlement shall be provisional until the Bank receives cash or solvent credits in final settlement of the item. The Bank may revoke a provisional settlement for any item and charge depositor's account for any funds disbursed, until the Bank receives final settlement for the item as provided in RCW 62A.4-214. The Bank at anytime may return an item to the depositor and recover from the depositor or the depositor's account any payments given to the depositor by reason of the item unless and until the Bank shall have received final settlement for the item. After the final payment of an item, if the Bank receives a claim that the item was not properly paid, the Bank may withhold the amount of the item from the depositor's account until the claim has been settled.

     SECTION 6. LOSS OF PASSBOOK AND OTHER PAYMENTS. Except as hereinafter provided, if a passbook has been issued, the Bank shall not pay any interest or deposit or portion thereof or any check drawn upon it by a depositor unless the passbook of the depositor is produced and proper entry is made therein at the time of payment.

     If a passbook or other evidence of account is lost, the depositor must give immediate notice thereof to the Bank. In such cases and in other exceptional cases where the passbook or other evidence of account cannot be produced without loss or serious inconvenience to the depositor, payments may be made after the lapse of such time, the delivery of such proof, and the giving of such security as the Bank may require.

     The Bank may make payments of interest payable on any deposit to depositors without requiring the production of a passbook of the depositor if the depositor has filed a written request in a form satisfactory to the Bank requesting the payment of such interest without requiring the production of the passbook, and any payment made in accordance with any such request and the receipt or acquittance of the one to whom such payment is made shall be valid and sufficient release and discharge of the Bank for all payments made on account of such request prior to receipt by the Bank of notice in writing not to pay such sums in accordance with such request.

     SECTION 7.  WITHDRAWALS.

     1. Withdrawals of funds on deposit shall only be made upon (1) written order signed by the depositor or his legal representative, (2) by an electronic withdrawal card and any related identification code numbers issued to the depositor, (3) by any Bank authorized method of telephone access, including the Bank's automated response service, or (4) by any Bank authorized method of electronic access, such as computerized home banking, unless another method is specifically provided by law or these Bylaws. Ordinarily withdrawals may be made in any amount at any time, except that where a depositor has agreed that no withdrawal will be made from an account until after a specified period of time (Time Deposits), no withdrawal can be made until the expiration of such period without the consent of the Bank and payment of such penalties as may be required by applicable law, regulation or these Bylaws. Nevertheless, as authorized by law, the Bank reserves the right at any time by resolution of its Board of Directors to require depositors to give notice of intention to withdraw deposits of not more than six months and not less than 30 days in which event no deposit shall be due or payable until expiration of the notice period. If the Bank requires such notice or withdrawal, the Bank will not be liable for any loss, damage or delay resulting from said notice. The Bank may, solely at its option, pay any deposit or deposits before the expiration of such notice period. If the Bank requires such notice of withdrawal, the Bank will not be liable for any loss, damage or delay resulting from said notice.

     2. If all or a portion of a time deposit is withdrawn before its maturity, the Bank shall assess an interest penalty on the amount withdrawn. The method for computing this penalty shall be determined from time to time by the Board of Directors, but in no case shall it be less than the penalty required by law or regulation. This provision shall not apply:

          a. On the death or judicial declaration of mental incompetence of an owner of a time deposit; or

          b. For qualifying IRA distributions when the person for whom the account is maintained is 59-1/2 years of age or older.

     3. Depositor shall not make any transfers or withdrawals, or write checks for amounts that may exceed the available funds in any account with the Bank. No account shall be subject to automatic overdraft protection unless all depositors listed on the account have signed a separate written agreement for an automatic overdraft protection plan. Such a plan shall be subject to the terms and conditions of that written agreement. The Bank may choose to honor transfers, withdrawals or items that exceed available funds in its sole discretion, but the Bank shall have no obligation to do so.

     SECTION 8. JOINT ACCOUNTS. If any deposit shall be made by any person in the names of such depositor and one or more other persons and in form to be paid to any of them or the survivor of them, such deposit and any additions thereto made by any of such persons shall, after the making thereof, become the property of such persons as joint tenants, and the same, together with all interest thereon, shall be held for the exclusive use of such persons and may be paid to any of them during their lifetimes or to the survivor or survivors, and such payment and the receipt or acquittance of the one to whom such payment is made shall be a valid sufficient release and discharge to the Bank for all payments made on account of such deposit prior to the receipt by the Bank of notice in writing not to pay such deposit in accordance with the terms thereof. The making of a deposit in such form shall be evidence of the intention of the depositor to vest title to such deposit and the additions thereto in the survivor or survivors.

     SECTION 9. MINORS ACCOUNTS. Any adult person may open an account as trustee for a minor, and such account shall be subject to the exclusive control of the trustee. Any adult person or a bank with trust powers may open an account as custodian for a minor under the provisions of the Washington Uniform Transfers to Minors Act. A minor may open an account in his or her own name with or without an adult joint depositor. Except for custodial accounts and accounts naming an adult trustee, when any deposit shall be made by or in the name of any minor, the same shall be held for the exclusive right and benefit of such minor and free from the control or lien of all other persons, except creditors, all as provided in the Individual Account Deposit Act, chapter 30.22 RCW.

     SECTION 10. CERTAIN TRUST ACCOUNTS. When any deposit shall be made by any person in trust for another and no other or further notice of the existence and terms of a legal and valid trust shall have been given in writing to the Bank, in the event of the death of the trustee, the deposit or any part thereof, together with the interest thereon, may be paid to the person for whom the deposit was made.

     SECTION 11. ACCOUNTS OF DECEASED PERSONS. The Bank may make payment of funds in the account of a deceased depositor to that person's heirs, creditors, personal representatives, or to surviving joint depositors, as provided in the Individual Account Deposit Act, chapter 30.22 RCW. If a person dies leaving in the Bank an account on which the balance due does not exceed Two Thousand Five Hundred Dollars ($2,500.00) and no executor or administrator of that person's estate shall have been appointed, the Bank in its discretion, upon advice of counsel and the direction of any officer, may pay the balance of the account to the surviving spouse, next of kin, funeral director or other creditor who may appear to be entitled thereto. As a condition of such payment, the officer giving the direction shall require satisfactory proof of death and an affidavit to the effect that no personal representative has been appointed for the deceased's estate. The Bank may also require in its sole discretion, additional affidavits or proofs of the claimant or claimants and may such other waivers, indemnities, bonds, sureties, and receipt and acquittance for such payment, as it deems necessary and proper.

     SECTION 12. NOTICES. Printed or written notice mailed to a depositor at the post office address as it appears at the time upon the books of the Bank, postage prepaid, shall constitute notice to the depositor for any purpose contemplated by law or by these Bylaws. The affidavit of the Secretary or an Assistant Secretary shall be deemed satisfactory proof of such mailing.

     SECTION 13. CHANGE OF ADDRESS. Notice of a change of residence or post office address shall be given by a depositor in writing to the Secretary of the Bank.

     SECTION 14. DORMANT ACCOUNTS. An annual service charge as established by the Bank may be charged against an account. An account will be presumed abandoned unless the depositor has within the past five years:

     1. Increased or decreased the amount of the deposit or presented the passbook or other similar evidence of the deposit to the Bank for crediting of interest;

     2.   Corresponded in writing with the Bank concerning the deposit; or

     3. Otherwise indicated an interest in the deposit as evidenced by a memorandum on file with the Bank.

     SECTION 15. TIME DEPOSITS. A specific deposit contract may be given by the Bank for Time Deposits. Any document evidencing such contract shall be non-negotiable and the accounts shall not be transferable except on the books of the Bank. Time Deposit accounts may be opened on such terms and conditions as may be adopted by the Bank from time to time. The contract shall contain additional terms and conditions that apply to that particular deposit account. The terms and conditions shall provide (without limitation) for the date or terms under which the account will mature or be payable, circumstances under which the account shall be automatically renewed, and the rate of interest or index upon which interest will be calculated together with the frequency of compounding. Payment of interest on Time Deposits may be prepaid, deferred to maturity or paid or credited at frequencies or periods as stipulated in the contract of deposit and as authorized by the Bank. Time Deposits may be payable at a fixed future time not less than the minimum time permitted by law nor more than the maximum time permitted by law.

     The Bank shall pay the principal and interest due at the maturity date for any Time Deposit, only upon the demand of any depositor and only if the account has not been automatically renewed in accordance with the terms and conditions for its contract of deposit. No interest shall be paid on any Time Deposit account beyond the maturity date, except as provided in its terms and conditions for automatic renewals. The Bank may pay any depositor, transfer funds to another account, or renew the Time Deposit subject to terms and conditions for a new contract of deposit upon the instruction of any depositor on the account, in any manner permitted by the Bank and without production or surrender of the contract of deposit or any document.
Depositor shall, however, surrender the contract or any document evidencing the same upon request of the Bank.

     This bylaw shall govern new time deposits and the renewal of any fixed term deposits, by any name, which are outstanding at the time of the adoption of this bylaw.

     SECTION 16. STATEMENT ACCOUNTS. A ledger record of savings accounts for which no passbook is issued shall be maintained, either manually or electronically on appropriate equipment, and periodic statements of deposits, withdrawals, interest, credits and payments, charges and balances shall be furnished to the depositor. A statement shall be conclusive of the matters described unless the depositor notifies the Bank of any inaccuracy within sixty (60) days after mailing of the statement to the depositor. No statements of account shall be issued for Time Deposits. Withdrawals from settlement accounts may be made upon any instructions of the depositor, including written, oral, telephonic, electronic or otherwise as the Bank may permit, except that the Bank shall have the right to require production of the account card or other suitable identification before allowing a withdrawal. Depositors shall give notice of loss, theft or determination of an account card to the Bank promptly.

     SECTION 17. DRAFT ACCOUNTS. Draft accounts, also known as Negotiable Order of Withdrawal accounts (NOW), and other accounts on which drafts may be drawn are subject to the provisions of the Bank's Charter and these Bylaws, except as modified below:

     1. The Bank may, at the request of a depositor, open a specially classified savings account designated a draft account for the purpose of making withdrawals upon presentation to the Bank of orders of withdrawals in a form prescribed by the Bank and signed by the depositor for payment to the depositor or to other parties, subject to the terms and conditions set forth below:

          a. Draft accounts shall be eligible to receive interest at a rate established under policies approved by the Bank's Board of Directors; provided, however, that the payment of interest on funds deposited in draft accounts by business organizations operated for profit shall be subject to any limitations or restrictions on the payment of interest on such deposits imposed under state or federal regulation.

          b. The Bank reserves the right to refuse to honor any orders of withdrawal which are not on the Bank's form or which are incompletely or defectively drawn.

          c. The Bank shall provide periodic statements of activity on each depositor's draft account. Any objection to any item appearing on any such statement will be barred unless made known to the Bank in writing within sixty (60) days from the date such statement is made available to the depositor at the depositor's address as it appears upon the books of the Bank.

          d. The Bank may charge or deduct service charges and fees in such amounts as may be approved from time to time by the rules adopted by the Board of Directors and are posted in each location where business of the Bank is transacted with depositors.

          e. At the request of the person authorized to draw orders on a draft account, the Bank may accept requests to stop payment on an order solely at the risk of such depositor, if the Bank is provided with the account number of such depositor's draft account, the name of the payee on the order, the date and amount of the order and the order number. Oral requests to stop payment will be honored by the Bank for fourteen (14) calendar days and requests to stop payment in writing shall be honored for six (6) months unless renewed in writing. All such requests must be received by the Bank within a reasonable period prior to the date on which such order is presented to the Bank for payment.

          f. The Bank's authority to pay any order of withdrawal if otherwise effective is not revoked by the death or incompetence of a depositor prior to presentation of the order of withdrawal to the Bank for payment, unless the Bank knows of the death or of the adjudication of incompetence of such depositor and has reasonable opportunity to act upon such knowledge of such death, continue to pay or certify orders of withdrawal executed on or prior to the date of death for ten (10) business days following such death unless ordered to stop payment thereon by a person claiming an interest in the decedent's account.

          g. The Bank reserves the right to terminate or restrict draft accounts at any time, and upon termination thereof such accounts shall be deemed to be statement accounts as outlined in Section 16 of the Article VII of these Bylaws.

          h. Every draft, check or other item deposited in a draft account will be credited only conditionally until the Bank receives final payment of the draft, check, or other item. At its discretion the Bank may refuse to honor orders of withdrawal drawn against conditionally credited funds. The Bank also reserves the right to assess a service fee and refuse to honor orders of withdrawal if there are insufficient funds in the draft account to cover the order. The Bank shall not be liable for refusing to pay orders of withdrawal when insufficient funds result from the assessment and deduction of service fees.

          i. Each draft account may be identified by an account number which may be magnetically encoded on all of the depositor's deposit and withdrawal slips in order to facilitate computerized recordkeeping of deposits in and withdrawals from, such depositor's account. The Bank shall not assume any responsibility for any loss, damage or delay occasioned by a depositor's use of deposit or withdrawal slips bearing a magnetically encoded account number which differs from the account number assigned by the Bank to such depositor's draft account.

     2. Pursuant to prior written instructions from the depositor, the Bank may automatically withdraw funds from another savings account and deposit such funds in a draft account as established in this Section 17 of Article VII, subject to the terms and conditions set forth below:

          a. Accounts that are designated for automatic transfer shall be eligible to receive interest at a rate established under rules approved by the Bank's Board of Directors.

          b. Withdrawals from accounts that are designated for automatic transfer shall be made as necessary to pay (i) any orders of withdrawal presented to the Bank for payment from such depositor's draft account and
(ii) any charges assessed by the Bank against such depositor's draft account.

          c. Each account designated for automatic transfer may be identified by an account number which may be magnetically encoded on all of the depositor's deposit and withdrawal slips in order to facilitate computerized recordkeeping of deposits in and withdrawals from such depositor's account. The Bank shall not assume any responsibility for any loss, damage or delay occasioned by a depositor's use of deposit or withdrawal slips bearing a magnetically encoded account number which differs from the account number assigned by the Bank to such depositor's savings account designated for automatic transfer.

     SECTION 18. MONEY MARKET ACCOUNTS. The Bank may open, at the request of the depositor, specially classified savings accounts known as Money Market accounts. Such accounts are subject to the provisions of these Bylaws, except as modified below:

     1. Interest on Money Market accounts shall be calculated at a variable rate of interest according to the terms established by the Bank.

     2. Negotiable orders of withdrawal may be drawn by the depositor for payment from Money Market accounts. These accounts are subject to all provisions of Sections 16 and 17 of this Article except those related to the payment of interest. The number of such negotiable orders of withdrawals or other withdrawals may be restricted to accordance with applicable State and Federal laws or regulations of the Bank.

     SECTION 19. RIGHT OF OFFSET. Without prior notice to the depositor, the Bank shall have the right to offset any indebtedness of a depositor to the Bank against any account of that depositor with the Bank.

     SECTION 20. DEPOSIT AGREEMENT. From time to time the Board of Directors may establish written deposit agreements for one or more of the Bank's accounts. To the extent of any inconsistency between the written deposit agreement and the provisions of this bylaw, the provisions of the written deposit agreement shall control the account relationship.

                                    ARTICLE VIII

                                PAYMENT OF INTEREST

     SECTION 1. INTEREST. The Board of Directors shall declare the amount of interest payable on deposits and the date of payment of the same in conformity with applicable law and as follows:

     1. Interest shall be credited on deposits from the date of deposit to date of withdrawal under rules set by the Board of Directors (unless otherwise specifically stated), provided, however, that no interest shall be payable on any account, except accounts of executors, administrators, guardians and trustees acting under wills or written trust agreements unless the account has been maintained at the Bank for a period of at least thirty
(30) days or the terms of the certificate of deposit call for a shorter period, and provided further that interest credits for deposits of drafts, checks, and other negotiable instruments may be deferred until the Bank receives provisional credit for such items.

     2. Interest on funds deposited in any account where the rate of interest is subject to change shall be paid in accordance with the terms established by the Bank.

     3. Interest on funds deposited under an agreement which sets the rate of interest to be paid on such funds shall be paid in accordance with the terms of such agreement.

     4. Dormant accounts, as defined in Section 14 hereof, may cease to be credited with interest unless upon a reasonable showing of the reasons for the lack of activity in the account, an officer of the Bank directs that interest omitted because of the application of this Section be credited to the account.


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

                                     ARTICLE IX

                             FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Bank shall end on the last day of December of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by the Board of Directors.


                                     ARTICLE X

                                     DIVIDENDS

     Dividends upon the stock of the Bank, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in stock.

                                     ARTICLE XI

                                   CORPORATE SEAL

     The corporate seal of the Bank shall be in such form as the Board of Directors shall prescribe.

                                    ARTICLE XII

                                     CONFORMITY

     Any article, section or provision of these Bylaws which shall be in conflict with any laws or regulations relating to or governing this Bank or the activities thereof shall be deemed amended to conform therewith. Whether or not specifically provided in these Bylaws, this Bank, its Board of Directors and its officers shall have all authority, control, management and power granted to or provided for savings banks by the laws of the State of Washington and any other laws now or hereafter in effect. If any provision of these Bylaws should be held invalid or in violation of any law or regulation, it shall not affect the validity of the remainder of these Bylaws or of the article, section or other subdivision thereof in which such provision appears.

                                    ARTICLE XIII

                                     AMENDMENTS

     These Bylaws may be amended at any time by a majority vote of the Board of Directors.


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